UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On February 7, 2019, Carbonite, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Matterhorn Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Acquisition Corp.”), Webroot Inc., a Delaware corporation (“Webroot”), and Shareholder Representative Services LLC, solely in its capacity as the Stockholder Representative.
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Corp. will be merged with and into Webroot, with Webroot continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Series A Preferred Stock, par value $0.001 per share (the “Series A Shares”), and each issued and outstanding share of common stock, par value $0.001 per share (the “Common Shares” and, together with the Series A Shares, the “Shares”) of Webroot (other than the Shares (i) held in treasury by Webroot or owned by any direct or indirect subsidiary of Webroot or (ii) held by stockholders who did not vote in favor of the Merger, consent thereto in writing or otherwise contractually waive or agree to refrain from exercising their rights to appraisal and who have demanded properly in writing appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive a portion of the aggregate cash consideration payable in respect of the Merger, which will consist of $618.5 million to be adjusted as provided in the Merger Agreement with respect to cash, debt, transaction expenses and working capital (the “Merger Consideration”). Each outstanding and unexercised stock option of Webroot (other than those described in the following sentence) will be terminated and cancelled upon the consummation of the Merger in exchange for a cash payment based on the Merger Consideration (net of option exercise price and applicable taxes). All options of Webroot that have a per Common Share exercise price equal to or greater than the Merger Consideration per share or which are then unvested will be cancelled without consideration upon the consummation of the Merger.
The consummation of the Merger is subject to certain conditions, including (i) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law or order prohibiting consummation of the Merger, (iii) with respect to the Company’s obligation to consummate the Merger, the absence of any Material Adverse Effect with respect to Webroot and its subsidiaries, (iv) with respect to the Company’s obligation to consummate the Merger, the receipt of the Webroot Stockholder Consent executed by stockholders of Webroot holding not less than 90% of the issued and outstanding Common Shares and Series A Shares of Webroot (voting together as a single class and on an as-converted to Common Shares basis), inclusive of the Common Shares and Series A Shares or exercise of the “Bring Along Right” and waiver of appraisal rights as set forth in Webroot’s voting agreement, (iv) the continuing accuracy of each party’s representations and warranties, (v) the performance in all material respects by the other party of its obligations under the Merger Agreement, and (vi) the satisfaction of other customary conditions. The consummation of the Merger is not subject to a financing condition. The Merger is expected to be consummated in the first quarter of 2019.
The Merger Agreement also includes customary termination provisions for both Webroot and the Company, including if the Merger has not been consummated by May 8, 2019, which date is subject to extension in certain circumstances with respect to regulatory clearance.
The Merger Agreement contains representations, warranties, and covenants by the parties that are customary for a transaction of this nature. Webroot’s stockholders will have no obligation to indemnify the Company under the Merger Agreement for breaches of Webroot’s representations or warranties (with the exception of breaches related to Webroot’s fundamental representations and other than in the case of fraud), and the Company’s recourse for any such breaches of Webroot’s representations and warranties will be limited to a representations and warranties insurance policy to be purchased by the Company prior to the Closing.
On February 7, 2019, following execution of the Merger Agreement, Webroot delivered the irrevocable written consent of stockholders holding (i) approximately 87% of the outstanding Common Shares and Series A Shares (voting together as a single class and on an as-converted to Common Shares basis) and (ii) all of the outstanding Series A Shares, approving and authorizing the Merger pursuant to the Merger Agreement and adopting the Merger Agreement, waiving any applicable notice provisions in accordance with the General Corporation Law of the State of Delaware, the Company’s governing documents and the stockholders agreements and waiving any applicable appraisal rights in accordance with the DGCL (the “Webroot Stockholder Consent”). The Webroot Stockholder Consent is sufficient to satisfy the stockholder vote requirement for the Merger under applicable law and Webroot’s governing documents.
Concurrently with the execution of the Merger Agreement, the Company entered into a financing commitment letter (the “Commitment Letter”) with Barclays Bank PLC, Citizens Bank, N.A. and Royal Bank of Canada for (i) a seven-year senior secured term loan facility of $550 million (the “Term Loan Facility”) and (ii) a five-year senior secured revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Facilities”). The Company will fund the transaction with existing cash and the Term Loan Facility. The Facilities will be subject to certain customary representations, warranties and covenants. The funding of the Facilities is subject to the Company’s compliance with customary terms and conditions precedent as set forth in the Commitment Letter, including the execution and delivery of definitive documentation consistent with the Commitment Letter and the substantially simultaneous consummation of the Merger on terms consistent with the Merger Agreement.
Concurrently with the execution of the Merger Agreement, certain members of Webroot’s management team have entered into employment agreements and restrictive covenant agreements with the Company which will become effective upon consummation of the Merger.
The foregoing summary of the Merger Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Merger Agreement. A copy of the Merger Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, if not otherwise filed prior to that. When filed, the Form 10-Q or other form or report will also be available on the Company’s website at carbonite.com. The above description of the Merger Agreement is not intended to provide any other factual information about Webroot, the Company, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and only as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Webroot or the Company. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Webroot, the Company, or any of their respective subsidiaries, affiliates, or businesses.

Item 2.02	Results of Operations and Financial Condition
On February 7, 2019, the Company issued a press release announcing its financial results for the quarter and full year ended December 31, 2018. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished under this Item 2.02, including Exhibit 99.2 incorporated by reference herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
On February 6, 2019, Ms. Linda Connly was appointed to serve as a director on the Board of Directors (the “Board”) of the Company. Ms. Connly will serve, subject to the terms of the Company’s Amended and Restated Certificate of Incorporation, as Amended, and Restated Bylaws, as a Class II director and hold office until the Company’s 2019 Annual Meeting of Stockholders.
In connection with her appointment to the Board, the Company entered into an offer letter with Ms. Connly (the "Offer Letter") whereby the Company agreed to grant Ms. Connly restricted shares with respect to $200,000 of the Company’s Common Stock, which restricted shares shall vest ratably in quarterly installments over three years contingent upon Ms. Connly’s continued service as a director of the Company, and shall automatically vest in full and become exercisable immediately prior to a change in control of the Company. In addition, Ms. Connly shall receive compensation in accordance with the terms of the Company’s director compensation program for non-employee directors, the terms of which are disclosed in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on March 29, 2018. The

Company also entered into its standard form of indemnification agreement with Ms. Connly. The foregoing summary of the Offer Letter is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Offer Letter. A copy of the Offer Letter is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company has had no transaction since the beginning of its last fiscal year, and has no currently proposed transaction, in which Ms. Connly has a direct or indirect material interest. There are no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K or transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Ms. Connly.
Amendment to Mr. Mohamad Ali’s Employment Agreement
Also on February 6, 2019, the Company and Mr. Mohamad Ali, the President and Chief Executive Officer of the Company and a member of the Company’s Board, entered into a second amendment (the “Amendment”) to the Executive Employment Agreement, dated as of December 3, 2014, as amended on January 8, 2015 (the “Ali Employment Agreement”), between the Company and Mr. Ali. The Amendment was entered into in order to align certain definitions between the Ali Employment Agreement and the Company’s standard compensation documents, as well as provide certain new Change in Control severance provisions to Mr. Ali. In the event Mr. Ali is terminated by the Company without Cause (as defined in the Ali Employment Agreement) or he resigns for Good Reason (as defined in the Amendment), in either case within twelve (12) months following a Change of Control (as defined in the Amendment), Mr. Ali shall be entitled to (i) severance equal to twenty-four (24) months of his base salary, (ii) his total target bonus as if it had been achieved at 100% for the fiscal year in which the Change of Control occurred, and (iii) a lump-sum equal to eighteen (18) times the Company’s portion of his monthly premium payments for COBRA coverage elected by Mr. Ali and his eligible dependents, if applicable, in each instance payable in one lump sum payment within sixty (60) days following the date of termination. The foregoing summary of the Amendment is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Amendment. A copy of the Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Director Resignation
On February 7, 2019, Mr. Peter Gyenes resigned as a member of the Board of the Company to focus more on his other board responsibilities. At the time of his resignation, Mr. Gyenes was serving as chairman of the Nominating and Governance Committee and as a member of the Compensation Committee. The Company and the Board expressed sincere gratitude to Mr. Gyenes for his years of service.

Item 7.01	Regulation FD Disclosure
On February 7, 2019, the Company issued a press release announcing its agreement to acquire Webroot. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In connection with the issuances of the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2, the Company is holding a public conference call and webcast on February 7, 2019, at 5:30 p.m. ET, during which the Company will provide the investor presentation attached as Exhibit 99.3 to this Current Report. The presentation will also be posted on the investor relations portion of the Company’s website.
The information furnished under this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits

(d)	Exhibits.

10.1	Offer Letter Agreement with Linda Connly
10.2	Second Amendment to Employment Agreement with Mohamad Ali, dated February 6, 2019
99.1	Webroot Press Release, dated February 7, 2019
99.2	Financial Results Press Release, dated February 7, 2019
99.3	Investor Presentation, dated February 7, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on February 7, 2019.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel